Exhibit 99.1

FOR FURTHER INFORMATION:	1275 W. Washington St. Tempe, AZ 85281 (602) 286-5520 www.orthologic.com Nasdaq: OLGC
Melanie Friedman (investors)
Stern Investor Relations, Inc.
(212) 362-1200
melanie@sternir.com
ORTHOLOGIC ANNOUNCES THIRD QUARTER 2006 FINANCIAL RESULTS
TEMPE, AZ — November 2, 2006 — OrthoLogic Corp. (NASDAQ: OLGC) today announced financial results for the third quarter of 2006.
OrthoLogic reported a net loss of $5.8 million, or $0.14 per share, for the third quarter of 2006, compared to a net loss of $7.6 million or $0.20 per share, for the third quarter of 2005. For the nine months ending September 30, 2006, net loss was $28.8 million, or $0.71 per share versus a net loss of $19.7 million or $0.52 per share for the nine months ended September 30, 2005. The results for the three months ended September 30, 2006 include stock based compensation expense of $0.6 million and recognition of a Chrysalin Product Platform patent impairment loss of $2.1 million. The results for the nine months ended September 30, 2006 include stock based compensation expense of $2.2 million, recognition of a Chrysalin Product Platform patent impairment loss of $2.1 million, $8.4 million of in-process research and development costs related to the acquisition of the AZX100 technology platform and recognition of income tax expense related to the recording of a valuation allowance of $1.1 million for a deferred tax asset related to an Alternative Minimum Tax credit carryover. When these factors are considered, the three- and nine-month periods ended September 30, 2006 would both show a decline in expenditure levels compared to similar periods in 2005, related primarily to the reduction in clinical activity and infrastructure expenses between 2006 and 2005.
The Company had $74.1 million in cash and investments as of September 30, 2006.
OrthoLogic originally issued guidance for 2006 for $35.0 million in cash burn. With careful adjustments to resource allocation and the interruption of the fracture repair clinical development program, the Company now forecasts a cash burn for 2006 of $15.0 million.
“The OrthoLogic management team continues to operate with an intense focus on value creation,” stated Jock Holliman, Executive Chairman of OrthoLogic. “We are performing the essential preclinical and other development work on AZX100 that will support an IND filing targeted for year-end 2007 in one of several possible indications. We have no immediate plans to re-enter clinical trials with TP508, but are continuing our development efforts to define mechanism of action and address dose and formulation issues in the fracture repair indication.”
Conference Call Information
Management will host a conference call and webcast on November 2, 2006, at 4:30 PM EST (2:30 PM MT). The call may be accessed at 800-599-9816 (domestic) or 617-847-8705 (international), with access code 36319451.

A replay will be available beginning November 2, 2006, at 6:30 PM EST until November 16, 2006, and may be accessed at 888-286-8010 (domestic) or 617-801-6888 (international), with access code 54229516.
Additionally, the conference call will be webcast on the Investor Relations section of the Company’s website: www.orthologic.com.
About OrthoLogic
OrthoLogic is a biotechnology company committed to developing a pipeline of novel therapeutic peptides and other molecules aimed at helping patients with under-served medical conditions. The Company is focused on the development and commercialization of two product platforms: Chrysalin® (TP508) and AZX100.
Chrysalin, the Company’s novel synthetic 23-amino acid peptide, is being studied in two lead indications, both of which represent areas of significant unmet medical need — fracture repair and diabetic foot ulcer healing. Based on the Company’s pioneering scientific research of the natural healing cascade, OrthoLogic has become a leading company focused on bone and tissue repair. The Company owns exclusive worldwide rights to Chrysalin.
AZX100 is a novel synthetic pre-clinical 24-amino acid peptide, one of a new class of compounds in the field of smooth muscle relaxation called Intracellular Actin Relaxing Molecules, or ICARMs™. AZX100 is currently being evaluated for commercially significant medical applications, such as the treatment of vasospasm associated with subarachnoid hemorrhage, the prevention of keloid scarring and the treatment of asthma. OrthoLogic has an exclusive worldwide license to AZX100.
OrthoLogic’s corporate headquarters are in Tempe, Arizona. For more information, please visit the Company’s website: www.orthologic.com.
Statements in this press release or otherwise attributable to OrthoLogic regarding our business that are not historical facts are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which include the timing and acceptability of FDA filings and the efficacy and marketability of potential products, involve risks and uncertainties that could cause actual results to differ materially from predicted results. These risks include: delays in obtaining or inability to obtain FDA, institutional review board or other regulatory approvals of pre-clinical or clinical testing; unfavorable outcomes in our pre-clinical and clinical testing; the development by others of competing technologies and therapeutics that may have greater efficacy or lower cost; delays in obtaining or inability to obtain FDA or other necessary regulatory approval of our products; our inability to successfully and cost effectively develop or outsource manufacturing and marketing of any products we are able to bring to market; changes in FDA or other regulations that affect our ability to obtain regulatory approval of our products, increase our manufacturing costs or limit our ability to market our products; our possible need for additional capital in the future to fund the continued development of our product candidates; and other factors discussed in our Form 10-K for the fiscal year ended December 31, 2005, and other documents we file with the Securities and Exchange Commission.
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Editors’ Note: This press release is also available under the Investors section of the Company’s Web site at: www.orthologic.com.

ORTHOLOGIC CORP.
(A Development Stage Company)
CONDENSED BALANCE SHEETS
(in thousands, except per share data)
(Unaudited)

	September 30,	December 31,
	2006	2005

ASSETS
Current assets
Cash and cash equivalents	$36,890	$35,111
Short-term investments	27,318	46,437
Prepaids and other current assets	480	857

Total current assets	64,688	82,405
Furniture and equipment, net	403	525
Long-term investments	9,930	2,084
Deferred income taxes	—	1,106
Patents, net	—	2,223

Total assets	$75,021	$88,343

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$852	$1,036
Accrued compensation	642	711
Accrued clinical	472	544
Accrued severance and restructuring costs	178	602
Other accrued liabilities	813	1,089

Total current liabilities	2,957	3,982

Deferred rent and other non-current liabilities	372	183

Total liabilities	3,329	4,165

Stockholders’ Equity
Common Stock $.0005 par value; 100,000,000 shares authorized; 41,564,291 and 38,124,742 shares issued and outstanding at 2006 and 2005, respectively	21	19
Additional paid-in capital	187,708	171,355
Accumulated deficit	(116,037)	(87,196)

Total stockholders’ equity	71,692	84,178

Total liabilities and stockholders’ equity	$75,021	$88,343

ORTHOLOGIC CORP.
(A Development Stage Company)
CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

					As a Development
	Three months ended September 30,		Nine months ended September 30,		Stage Company
	2006	2005	2006	2005	8/5/2004 - 9/30/2006

OPERATING EXPENSES
General and administrative	$1,414	$1,027	$5,567	$3,210	$12,355
Research and development	5,651	7,266	16,575	18,660	50,099
Other divestiture and related gains	—	—	—	(250)	(375)
Purchased in-process research and development	2	—	8,471	—	34,311

Total operating expenses	7,067	8,293	30,613	21,620	96,390

Interest and other income, net	(1,250)	(700)	(2,879)	(1,906)	(6,270)

Loss from continuing operations before taxes	5,817	7,593	27,734	19,714	90,120

Income tax expense (benefit)	—	—	1,106	(12)	356

Loss from continuing operations	5,817	7,593	28,840	19,702	90,476
Discontinued operations — net gain on the sale of the bone device business, net of taxes ($267)	—	—	—	—	(2,202)

NET LOSS	$5,817	$7,593	$28,840	$19,702	$88,274

Per Share Information:
Net loss, basic and diluted	$0.14	$0.20	$0.71	$0.52

Basic and diluted shares outstanding	41,545	38,025	40,496	38,019